UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON,  D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 3, 2018 (January 2, 2018)
Northrim BanCorp, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Alaska	0-33501	92-0175752
________________________ (State or other jurisdiction	_____________ (Commission	_________________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3111 C Street, Anchorage, Alaska		99503
___________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	907-562-0062
Not Applicable
___________________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Effective January 2, 2018, the Compensation Committee of the Board of Directors of Northrim BanCorp, Inc. (the “Company”) and its wholly owned subsidiary, Northrim Bank (the “Bank”) (collectively, the “Employer”) deemed it appropriate that the Employer and each of the following named executive officers of the Company, Joseph M. Schierhorn, President, Chief Executive Officer and Chief Operating Officer, Michael A. Martin, Executive Vice President, General Counsel and Corporate Secretary and Benjamin Craig, Executive Vice President, Chief Information Officer, enter into a new employment agreement under which the provisions and terms remain, essentially, the same as their respective employment agreements that were in effect at December 31, 2017, except for certain changes to the employment agreement with Messrs. Schierhorn and Craig discussed below.

Mr. Schierhorn’s new employment agreement provides for an increase in base salary to $389,000.

Mr. Craig’s new employment agreement provides for an increase in base salary to $221,647.

In addition, effective January 2, 2018, the the Compensation Committee of the Board of Directors of the Company and the Bank deemed it appropriate that the Employer and each of the following named executive officers of the Company, Jed Ballard, Executive Vice President and Chief Financial Officer, Michael G. Huston, Executive Vice President and Chief Lending Officer enter into employment agreements.

The employment agreements with Messrs. Ballard and Huston have an initial term ending on December 31, 2018, which term will be automatically extended for additional one-year terms unless at least 90 days prior to any January 1, either party gives notice of its intent not to extend such term or the employment agreement is terminated in accordance with its termination provisions.

Under the terms of his employment agreement, Mr. Ballard will receive an annual base salary of $220,000 as adjusted from time to time, and an annual contribution to the Company’s supplemental executive retirement plan equal to ten percent of his base salary. Mr. Ballard is eligible to participate in the Company’s profit sharing plan, deferred compensation plan, and to receive awards under the Company’s stock incentive plan. The Employer will also provide Mr. Ballard with reasonable health insurance, disability and other employment benefits and Mr. Ballard is eligible to participate in all the Employer’s employee benefit programs on a basis at least as favorable as that accorded to any other officer of the Employer. The Employer will also reimburse Mr. Ballard for reasonable expenses incurred in performing and promoting the business of the Employer.

In the event of a "Change of Control", termination without "Cause" or termination by Mr. Ballard for "Good Reason" (as such terms are defined in the employment agreement) within 730 days of such Change in Control, Mr. Ballard shall be paid (i) all base salary earned and all reimbursable expenses incurred through such termination date, (ii) an amount equal to two times Mr. Ballard’s highest base salary earned over the prior three years, and (iii) an amount equal to two times Mr. Ballard’s average profit sharing contribution paid over the prior three years. Additionally, the Employer will continue to provide Mr. Ballard, at its expense, health and dental insurance benefits for a period of two years following termination of the employment agreement. If any “Change in Control” payments to which Mr. Ballard is entitled pursuant to the employment agreement would otherwise constitute a “parachute payment” under Internal Revenue Code Section 280G, then pursuant to the terms of the employment agreement, such payments will be subject to reduction in an amount so that the present value of the total amount received by Mr. Ballard will be 2.99 times Mr. Ballard’s base amount (as defined in Internal Revenue Code Section 280G).

Under the terms of his employment agreement, Mr. Huston will receive an annual base salary of $245,000 as adjusted from time to time, and an annual contribution to the Company’s supplemental executive retirement plan equal to ten percent of his base salary. Mr. Huston is eligible to participate in the Company’s profit sharing plan, deferred compensation plan, and to receive awards under the Company’s stock incentive plan. The Employer will also provide Mr. Huston with reasonable health insurance, disability and other employment benefits and Mr. Huston is eligible to participate in all the Employer’s employee benefit programs on a basis at least as favorable as that accorded to any other officer of the Employer. The Employer will also reimburse Mr. Huston for reasonable expenses incurred in performing and promoting the business of the Employer.

In the event of a "Change of Control", termination without "Cause" or termination by Mr. Huston for "Good Reason" (as such terms are defined in the employment agreement) within 730 days of such Change in Control, Mr. Huston shall be paid (i) all base salary earned and all reimbursable expenses incurred through such termination date, (ii) an amount equal to two times Mr. Huston’s highest base salary earned over the prior three years, and (iii) an amount equal to two times Mr. Huston’s average profit sharing contribution paid over the prior three years. Additionally, the Employer will continue to provide Mr. Huston, at its expense, health and dental insurance benefits for a period of two years following termination of the employment agreement. If any “Change in Control” payments to which Mr. Huston is entitled pursuant to the employment agreement would otherwise constitute a “parachute payment” under Internal Revenue Code Section 280G, then pursuant to the terms of the employment agreement, such payments will be subject to reduction in an amount so that the present value of the total amount received by Mr. Huston will be 2.99 times Mr. Huston’s base amount (as defined in Internal Revenue Code Section 280G).

Messrs. Ballard and Huston are also subject to certain confidentiality, non-competition, non-solicitation and non-disparagement provisions pursuant to the terms of their employment agreements.

Copies of the new employment agreements in their entirety for Messrs. Schierhorn, Ballard, Huston, Martin and Craig are filed herewith as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements – not applicable
(b) Proforma financial information – not applicable
(c) Shell company transactions – not applicable

(d) Exhibit No.	Description

10.1	Employment agreement with Joseph Schierhorn dated January 1, 2018
10.2	Employment agreement with Jed Ballard dated January 2, 2018
10.3	Employment agreement with Michael G. Huston dated January 1, 2018
10.4	Employment agreement with Michael A. Martin dated January 1, 2018
10.5	Employment agreement with Benjamin Craig dated January 1, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Northrim BanCorp, Inc.

January 3, 2018	By:	/s/ Michael A. Martin
Name: Michael A. Martin
Title: EVP, General Counsel & Corporate Secretary

Exhibit Index

Exhibit No.	Description

10.1	Employment agreement with Joseph Schierhorn dated January 1, 2018
10.2	Employment agreement with Jed Ballard dated January 2, 2018
10.3	Employment agreement with Michael G. Huston dated January 1, 2018
10.4	Employment agreement with Michael A. Martin dated January 1, 2018
10.5	Employment agreement with Benjamin Craig dated January 1, 2018